                                                                    Exhibit 99.1


                Aeropostale Reports RECORD FOURTH QUARTER RESULTS


New York, New York, March 10, 2005 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported record results for the fourth quarter and fiscal year ended January 29, 2005.

Net income for the fourth quarter of fiscal 2004 was $35.3 million or $0.62 per diluted share. Fourth quarter earnings were reduced by $2.8 million or $0.05 per share due to a non-cash expense adjustment related to a correction in the Company's lease accounting policy. Excluding this one-time adjustment, fourth quarter earnings were $38.1 million or $0.67 per share (see exhibit D), which represents an increase of 42.6%, compared to $0.47 per share in the fourth quarter of last year.

Net sales for the fourth quarter of fiscal 2004 increased 20.0% to $327.1 million versus $272.6 million in the comparable period. Comparable store sales for the fourth quarter of fiscal 2004 increased 1.9% versus an increase of 8.5% in the same period in the prior year.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "Our record fourth quarter results, which once again exceeded expectations, represent a great way to end an excellent year for our company. Our continued focus on gross margin improvement and operating margin expansion enabled us to translate our 20% gain in sales into a significantly higher increase in earnings per share."

Net income for the fiscal year ended January 29, 2005 was $84.1 million or $1.47 per diluted share. Excluding the lease accounting correction, fiscal 2004 earnings were $87.0 million or $1.52 per share (see exhibit D), which represents an increase of 63.4%, compared to $0.93 per diluted share in the prior year.

Net sales for fiscal year ended January 29, 2005 increased 31.2% to $964.2 million, compared to net sales of $734.9 million for the fiscal year ended January 31, 2004. Comparable store sales increased 8.7% for the full year, compared to an increase of 6.6% in the prior year.

Mr. Geiger concluded, "Fiscal 2004 was an outstanding period for Aeropostale. We successfully executed our strategic plan and continued to enhance our platform for long-term growth. We also broadened our brand awareness, delivered great product to our customers, executed our new store openings plan with precision and maintained our competitive edge in the marketplace. Looking forward, we will continue to deliver trend right product at compelling values, to strengthen our operations and to grow our store base by approximately 100 new stores. Our performance in February indicates that we have already experienced a strong start to fiscal 2005 and we are excited about the opportunities in the year ahead and beyond."

GUIDANCE:

The company announced its earnings guidance for the first quarter of fiscal 2005. The company noted it is comfortable with the current First Call consensus estimate of $0.15 per diluted share and expects to achieve a high-single digit increase in comparable store sales for the first quarter of fiscal 2005. The first quarter guidance represents an increase of 36.4%, compared to earnings per share of $0.11 in the same period last year.

NEW BUSINESS OPPORTUNITIES:

In June of 2004, the Company acquired the rights to and existing registrations for the JIMMY'Z(R) brand and trademarks in the United States and Canada for clothing and related goods and services. The company anticipates opening an initial group of Jimmy'Z stores in July of this year. Jimmy'Z is a California lifestyle-oriented brand targeting trend-aware, young women and men aged 18-25. During fiscal 2005, the company anticipates opening approximately 14 Jimmy'Z stores in various regions of the United States.

The company will also be launching its e-commerce business by the end of the second quarter of fiscal 2005. The Aeropostale Web store will be accessible at www.aeropostale.com.

LEASE ACCOUNTING POLICIES:

In connection with the recent clarification by the Securities and Exchange Commission (the "SEC") of existing accounting literature related to lease accounting, the company has completed a review of its lease accounting policies. As a result of that review, the company has corrected an error and recorded a one-time, non-cash, pre-tax rent charge of $4.7 million ($2.8 million, after tax) in its fourth quarter of fiscal 2004 related to the timing of rent expense for its store leases during the pre-opening construction period. Previously, the company had followed a prevailing retail industry practice in which it began recording rent expense at the earlier of the time a store opened or the rent payments commenced. The company will now be recording rent expense when it takes possession of a store, or approximately 60 days prior to the store opening. This will result in an acceleration of rent expense during that pre-opening period.

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The above-mentioned charge unfavorably impacted net income per share by $0.05 for both the fourth quarter and fiscal 2004. The charge was cumulative, and $0.5 million after tax, or $0.01 per share, was related to fiscal 2004, and $2.3 million after tax, or $0.04 per share, was related to prior periods. The company's financial statements for prior periods will not be restated due to the immateriality of this issue to the company's results of operations and statements of financial position and cash flows for the current year or any individual prior year. This correction will not impact historical or future cash flows or timing of payments under related leases and is not expected to have a material impact on future earnings. The company has reviewed these conclusions with their independent auditors and Audit Committee.

CONFERENCE CALL INFORMATION:

The Company will be holding a conference call today at 4:15 P.M. to review its fiscal 2004 fourth quarter results. The broadcast will be available through the `Investor Relations' link at www.aeropostale.com and at www.fulldisclosure.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Aeropostale, Inc.
-----------------------

Aeropostale, Inc. is a fast growing, mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores or at organized sales events at college campuses. Starting this summer, Aeropostale will also be selling its products on-line through its website (www.aeropostale.com).

The first Aeropostale store was opened in 1987. The company currently operates 561 stores in 43 states.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM

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8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES
NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

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EXHIBIT A


                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                       January 29,   January 31,
                                                          2005          2004
                                                        --------      --------

ASSETS
Current Assets:
  Cash and cash equivalents ........................    $106,128      $138,356
  Short-term investments ...........................      76,224            --
  Merchandise inventory ............................      81,238        61,807
  Other current assets .............................      15,897        12,284
                                                        --------      --------
     Total current assets ..........................     279,487       212,447

Fixtures, equipment and improvements, net ..........     122,651        92,578

Other assets .......................................       3,681         2,023
                                                        --------      --------

TOTAL ASSETS .......................................    $405,819      $307,048
                                                        ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable .................................    $ 44,858      $ 30,477
  Accrued expenses .................................      52,136        41,091
                                                        --------      --------
     Total current liabilities .....................      96,994        71,568

Other non-current liabilities ......................      70,574        49,787

Stockholders' equity ...............................     238,251       185,693
                                                        --------      --------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........    $405,819      $307,048
                                                        ========      ========

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EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (in thousands, except per share and store data)


                                                                           13 weeks ended
                                                                           --------------
                                                               January 29, 2005         January 31, 2004
                                                                       % of sales                % of sales
                                                                       ----------                ----------
Net sales (1) ........................................      $327,090      100.0%      $272,642      100.0%

Cost of sales (including certain buying, occupancy and
warehousing expenses) ................................       213,977       65.4        182,680       67.0
                                                            --------      -----       --------      -----

Gross profit .........................................       113,113       34.6         89,962       33.0

Selling, general and administrative expenses .........        56,172       17.2         45,088       16.5
                                                            --------      -----       --------      -----

Income from operations ...............................        56,941       17.4         44,874       16.5

Interest income, net .................................           642        0.1            261        0.1
                                                            --------      -----       --------      -----

Income before income taxes ...........................        57,583       17.5         45,135       16.6

Income taxes .........................................        22,315        6.7         17,613        6.5
                                                            --------      -----       --------      -----

Net income ...........................................      $ 35,268       10.8%      $ 27,522       10.1%
                                                            ========      =====       ========      =====

Basic net income per share...........................       $   0.63                  $   0.49
                                                            ========                  ========

Diluted net income per share.........................       $   0.62                  $   0.47
                                                            ========                  ========

Basic weighted average number of shares outstanding*          55,563                    56,099

Diluted weighted average number of shares outstanding*        56,822                    58,544

STORE DATA:

Comparable store sales                                          1.9%                      8.5%

Stores open at end of period                                     561                       459

Total gross square footage at end of period                1,978,406                 1,611,669

     * - as adjusted for 3-for-2 stock split effected April 26, 2004

     (1) - Net sales for the period ended January 29, 2005 were reduced by $1.2 million reflecting a reclassification from cost of sales related to accrued sales returns.

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EXHIBIT C

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                               SELECTED STORE DATA
                 (in thousands, except per share and store data)


                                                                           52 weeks ended
                                                                           --------------
                                                               January 29, 2005         January 31, 2004
                                                                       % of sales                % of sales
                                                                       ----------                ----------
Net sales (1) ........................................      $964,212      100.0%      $734,868      100.0%

Cost of sales (including certain buying, occupancy and
warehousing expenses) ................................       644,305       66.8        505,152       68.7
                                                            --------      -----       --------      -----

Gross profit .........................................       319,907       33.2        229,716       31.3

Selling, general and administrative expenses .........       183,977       19.1        141,520       19.3
                                                            --------      -----       --------      -----

Income from operations ...............................       135,930       14.1         88,196       12.0

Interest income, net .................................         1,438        0.1            760        0.1
                                                            --------      -----       --------      -----

Income before income taxes ...........................       137,368       14.2         88,956       12.1

Income taxes .........................................        53,256        5.5         34,702        4.7
                                                            --------      -----       --------      -----

Net income ...........................................      $ 84,112        8.7%      $ 54,254        7.4%
                                                            ========      =====       ========      =====

Basic net income per share...........................       $   1.51                  $   0.99
                                                            ========                  ========


Diluted net income per share.........................       $   1.47                  $   0.93
                                                            ========                  ========

Basic weighted average number of shares outstanding..*        55,735                    54,758

Diluted weighted average number of shares outstanding*        57,255                    58,287

STORE DATA:

Comparable store sales                                          8.7%                      6.6%

     * - as adjusted for 3-for-2 stock split effected April 26, 2004

     (1) - Net sales for the period ended January 29, 2005 were reduced by $1.2 million reflecting a reclassification from cost of sales related to accrued sales returns.

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EXHIBIT D


                                AEROPOSTALE, INC.
          RECONCILIATION OF NET INCOME AND DILUTED NET INCOME PER SHARE
                      (in thousands, except per share data)


                                      13 weeks ended          52 weeks ended
                                                   January 29, 2005
                                                   Per                    Per
                                                 diluted                diluted
                                   Net income     share    Net income    share
                                   ----------    -------   ----------   -------
As reported .....................   $35,268      $0.62      $84,112      $1.47

Lease correction charge* ........     2,849       0.05        2,849       0.05
                                    -------      -----      -------      -----

Excluding lease correction charge   $38,117      $0.67      $86,961      $1.52
                                    =======      =====      =======      =====

*See the section "Lease Accounting Policies" in this press release.